Exhibit 99.1

FedEx Corporation

Media Contact:	Shirlee M. Clark
901-818-7463

Investor Contact:	J. H. Clippard Jr.
901-818-7468

Clayton, Dubilier & Rice

Media Contact:	Thomas C. Franco
212-232-2222

FOR IMMEDIATE RELEASE

FedEx to Acquire Kinko’s; Expands Global Presence in 1,200 Stores

Acquisition agreement reached with Clayton, Dubilier & Rice

FedEx-Kinko’s combination to enhance document management services

MEMPHIS, Tenn., Dec. 30, 2003 – FedEx Corporation (NYSE: FDX) and Clayton, Dubilier & Rice, Inc., today jointly announced an agreement for FedEx to acquire Kinko’s for $2.4 billion, payable in cash. The transaction is not expected to have a material impact on fiscal 2004 results but is expected to be accretive to earnings in fiscal 2005, which begins June 1, 2004.

“The FedEx and Kinko’s combination will substantially increase our retail presence worldwide and will enable both companies to take advantage of growth opportunities in the fast-moving digital economy,” said Frederick W. Smith, chairman, president and chief executive officer of FedEx Corp. “Our two companies share a similar background, culture and customer focus, and that common ground is extremely important as we prepare for future growth and success.”

Privately-held Kinko’s operates approximately 1,200 stores worldwide and estimates annual revenue of about $2 billion for its year ending December 31. Funds managed by Clayton, Dubilier & Rice (CD&R), a global private equity investment firm, own approximately 75 percent of Kinko’s outstanding shares.

“Kinko’s successful transformation from traditional copy center operator into a global, digitally-connected provider of an array of valuable business services reflects the outstanding efforts of the company’s exceptionally talented leadership team and team members,” said George W. Tamke, chairman of Kinko’s and a CD&R operating partner.

The transaction is expected to close in the first calendar quarter of 2004.

Global Retail Presence

All 1,200 Kinko’s locations worldwide – including more than 400 that operate 24 hours a day, seven days a week – will offer new or expanded FedEx shipping options for greater customer convenience.

As Kinko’s exclusive shipping provider since 1988, FedEx currently operates full-service, staffed counters in 134 Kinko’s stores, accepting both time-definite express and day-definite ground shipments. This full range of shipping services will now be offered in all Kinko’s stores, greatly increasing FedEx Ground retail access in the United States and Canada, and improving the retail presence for FedEx Express in key international markets.

“The Kinko’s acquisition will help diversify the FedEx revenue base, driving better value for our shareholders,” said Alan B. Graf Jr., executive vice president and chief financial officer of FedEx Corp. “This strategic business fit also contributes to FedEx’s long-term financial goals of increasing earnings, cash flows and returns. We believe this combination will strengthen our competitive position in the marketplace.”

Kinko’s plans to significantly expand from about 110 current international locations, concentrating on growth opportunities in Asia, North America and Europe. FedEx, which serves 215 countries worldwide, will use its global expertise to support Kinko’s strategic expansion.

“The future of Kinko’s and our team members is now clearly defined and brighter than ever,” said Gary Kusin, president and chief executive officer of Kinko’s. “Our combination with FedEx will enable Kinko’s to accelerate our current business strategy and growth plans. We intend to leverage the many strengths that FedEx brings – its brand, network, financial resources, sales and marketing expertise – to further enhance our industry-leading model for corporate document and outsourcing solutions.”

The Kinko’s management team is expected to remain in place, and company headquarters will continue to be located in Dallas.

Diversified Customer Base

Together, FedEx and Kinko’s will broaden their reach to important customer segments.

•                  Small to medium businesses: Kinko’s is a magnet for small- to medium-sized businesses that rely on the retailer worldwide for copying, printing, computer usage and other basic office needs. Together, FedEx and Kinko’s will offer a full-service portfolio – backed by the resources of a $23 billion corporation, but with a network of local Kinko’s stores to tailor solutions for individual customer needs.

•                  Corporate services: Large customers turn to Kinko’s to outsource copying, printing and document management services, just as many of the same corporations turn to FedEx to help streamline their global supply chains. In both cases, corporate customers save time, save money and increase efficiency. Together, FedEx and

Kinko’s will create a broader range of high-end corporate solutions, with physical and virtual connections to the global marketplace.

“This combination will give customers large and small a single ‘go-to’ resource for a wider range of business needs,” said T. Michael Glenn, FedEx Corp. executive vice president of market development and corporate communications. “Together, we can build our retail relationship with small businesses, design more complete business solutions for our large corporate customers, and create a stronger support structure for the increasing number of mobile professionals.”

Kinko’s provides an “office on the road” for traveling business professionals and remote workers, who often need high-speed Internet access, videoconferencing, presentation support and other business services. Kinko’s also provides a virtual link between the mobile professional and a library of corporate documents, like sales presentations and marketing materials, which can be stored securely online and printed on demand.

Kinko’s Transformation

In December 1996, a fund managed by CD&R acquired a 29.6% equity interest in Kinko’s in connection with an extraordinarily complex roll-up of 127 separate Kinko’s entities into one single corporation. As a result of subsequent investments, CD&R-managed funds grew their equity stake in Kinko’s to a majority ownership position on a combined basis.

Over the years, CD&R has dedicated a combination of operating and financial resources to improve Kinko’s growth prospects and deliver significantly higher levels of profitability. Also serving on the Kinko’s board, in addition to Tamke, are Donald J. Gogel, CD&R’s chief executive officer, and David H. Wasserman one of the CD&R’s financial partners. They have played an active role in working with the senior management team to reposition Kinko’s.

“We are very proud of our long association with Kinko’s and are confident that it has tremendous opportunities ahead as part of FedEx,” Wasserman said.

Goldman Sachs and JP Morgan advised Kinko’s and Merrill Lynch advised FedEx in the transaction.

Analysts and Media Information

A conference call for financial analysts and media will be held at 10:00 a.m. (EST) on Dec. 30, 2003, and will be webcast at www.fedex.com/us/investorrelations. A replay of the conference call webcast will be posted on the site following the call and will remain available for approximately one year.

For broadcast media, B-roll will be offered on two satellite feeds at 10 a.m. and 1:30 p.m. (EST) on December 30. The coordinates for 10-10:15 a.m. are AMC 3/4 (c) band, DL: 4160 (V). The coordinates for the 1:30-2 p.m. feed are Telstar 5, Transponder 19 (c) band,

DL: 4080 (V). For editorial use only, print and online images may be downloaded from http://fedex.com/us/about/news/update/kinkos.html.

About FedEx

With annual revenues of $23 billion, FedEx Corp. is the premier global provider of transportation, e-commerce and supply chain management services. The company offers integrated business solutions through a network of subsidiaries operating independently, including: FedEx Express, the world’s largest express transportation company; FedEx Ground, North America’s second largest provider of small-package ground delivery service; FedEx Freight, the largest U.S. provider of regional less-than-truckload freight services; FedEx Custom Critical, North America’s largest provider of expedited time-critical shipments; and FedEx Trade Networks, North America’s largest customs broker and a provider of international freight forwarding and trade facilitation services. FedEx ranked highest in the J.D. Power and Associates 2002 Small Package Delivery Service Business Customer Satisfaction StudySM in the categories of air, ground and international delivery services. For more information, please visit fedex.com.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice, Inc. is a leading private equity investment firm that has earned consistent, superior investment returns using an integrated operational and financial approach to building and growing portfolio businesses. Half of the firm’s partners are seasoned corporate executives from major industrial enterprises and half come from mergers and acquisitions, financing or investment backgrounds. Since its founding in 1978, CD&R has managed the investment of over $4.5 billion in 36 businesses – mostly subsidiaries or divisions of large multi-business corporations – representing a broad range of industries with an aggregate transaction value in excess of $19 billion and revenues of more than $25 billion. The firm has offices in New York and London. For more information about CD&R, visit www.cdr-inc.com.

About Kinko’s

Kinko’s is the world’s leading provider of document solutions and business services. Its global network of more than 20,000 team members and 1,200 digitally connected locations offers access to technology for color printing, finishing and presentation services, Internet access, videoconferencing, outsourcing, managed services, Web-based printing, and document management solutions. Dallas-based Kinko’s is a privately held corporation with locations in 10 countries. For more information, please visit www.kinkos.com. Products, services and hours vary by location.

About the Transaction

FedEx has secured a commitment from JP Morgan to provide financing. The transaction is subject to customary conditions, including Hart-Scott-Rodino and other regulatory clearance.

Certain statements in this press release regarding the proposed transaction between FedEx and Kinko’s may be considered “forward-looking statements,” such as statements relating to the impact of this transaction on FedEx and Kinko’s and whether and when the transaction will close and be accretive to FedEx earnings. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the receipt of regulatory approvals without unexpected delays or conditions, FedEx’s ability to successfully operate Kinko’s without disruption to its other business activities, FedEx’s ability to achieve the anticipated results from the acquisition of Kinko’s, the effects of competition (in particular the response to the transaction in the marketplace), the timing, speed and magnitude of the U.S. domestic economic recovery, especially in the retail sector, and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC and Kinko’s, Inc.’s and its subsidiaries’ press releases.